Exhibit 99.1

Rezolute Reports First Quarter Fiscal 2026 Financial Results and Provides Business Update

REDWOOD CITY, Calif., November 6, 2025 – Rezolute, Inc. (Nasdaq: RZLT) (“Rezolute” or the “Company”), a late-stage rare disease company focused on treating hypoglycemia caused by hyperinsulinism, today reported financial results and provided a business update for the three months ended September 30, 2025.

“We remain on track to report topline results from the Phase 3 sunRIZE trial in congenital hyperinsulinism in December,” said Nevan Charles Elam, Chief Executive Officer and Founder of Rezolute. “In tumor hyperinsulinism, following FDA alignment on our streamlined Phase 3 trial and with enrollment now underway, we expect to both complete enrollment and report topline data in the second half of next year. As we advance toward potential commercialization of ersodetug for the treatment of hyperinsulinism, we look forward to highlighting our progress at our investor event next week.”

Recent Pipeline Progress and Anticipated Milestones

Congenital Hyperinsulinism (HI)

•	sunRIZE, a Phase 3, multicenter, double-blind, randomized, placebo-controlled safety and efficacy study of ersodetug for the treatment of congenital HI, is ongoing.

▪	Topline results are expected in December 2025.

▪	Company has alignment with FDA that the study meets registrational requirements necessary for a BLA filing and review.

Tumor HI

•	In August 2025, the Company achieved alignment with FDA on a significantly streamlined clinical development path for its Phase 3 registrational program of ersodetug for the treatment of tumor HI.

▪	A truncated, single-arm, open-label, Phase 3 study (upLIFT) in up to 16 hospitalized participants is considered acceptable as the adequate and well-controlled study to support registration, removing the need to conduct a double-blind randomized placebo-controlled trial.

▪	Enrollment is underway and topline results are expected in the second half of 2026.

Corporate Updates

•	On November 10, 2025, Rezolute will host a virtual Investor Event via webcast from 12:00-1:30 pm ET.

•	During the event, Rezolute Chief Commercial Officer, Sunil Karnawat, will discuss the anticipated commercial opportunities for ersodetug as a potential treatment for congenital and tumor HI. In addition, Rezolute management will review the Company’s ongoing clinical development programs, including the Phase 3 sunRIZE and upLIFT trials.

•	The call will also feature remarks from two leading physician experts in hyperinsulinism: Mansa Krishnamurthy, M.D., Pediatric Endocrinologist, Cincinnati Children’s Hospital Medical Center and Assistant Professor, Department of Pediatrics, University of Cincinnati; and Azeez Farooki, M.D., Attending Physician and Clinical Member, Endocrinology Service, Memorial Sloan Kettering Cancer Center and Associate Clinical Professor, Weill Cornell Medical College.

First Quarter Fiscal 2026 Financial Results

Cash, cash equivalents and investments in marketable securities were $152.2 million as of September 30, 2025, compared with $167.9 million as of June 30, 2025.

Research and development (R&D) expenses were $13.1 million for the first quarter of fiscal 2026, compared with $12.8 million for the same period a year ago. The increase from fiscal year 2025 to fiscal year 2026 was primarily due to (i) increased expenditures in clinical trial activities and (ii) higher employee-related expenses, which included employee compensation and stock-based compensation, partially offset by a decrease in manufacturing costs for ersodetug.

General and administrative (G&A) expenses were $6.7 million for the first quarter of fiscal 2026, compared with $4.2 million for the same period a year ago. The increase was primarily attributable to professional fees and employee-related expenses due to increased headcount.

Net loss was $18.2 million for the first quarter of fiscal 2026 compared with a net loss of $15.4 million for the same period a year ago.

About Ersodetug

Ersodetug is a fully human monoclonal antibody that binds allosterically to the insulin receptor to decrease receptor over-activation by insulin and related substances (such as IGF-2) in the setting of hyperinsulinism (HI), thereby improving hypoglycemia. Because ersodetug acts downstream from the pancreas, it has the potential to be universally effective at treating hypoglycemia due to any congenital or acquired form of HI.

About Rezolute, Inc.

Rezolute is a late-stage rare disease company focused on treating hypoglycemia caused by hyperinsulinism (HI). The Company’s antibody therapy, ersodetug, is designed to treat all forms of HI and has shown meaningful benefit in clinical trials and real-world use for the treatment of both congenital and tumor HI. For more information, visit www.rezolutebio.com.

Forward-Looking Statements

This release, like many written and oral communications presented by Rezolute and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of Rezolute, are generally identified by use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. These forward-looking statements include, but are not limited to the timing of the release of topline results from the sunRIZE trial, the applicability of ersodetug across multiple forms of hyperinsulinism, the timing of the release of topline results from the upLIFT study, the ability of ersodetug to become an effective treatment for congenital hyperinsulinism, the effectiveness or future effectiveness of ersodetug for the treatment of congenital hyperinsulinism, and statements regarding clinical trial timelines for ersodetug. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, Rezolute undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Important factors that may cause such a difference include any other factors discussed in our filings with the SEC, including the Risk Factors contained in the Rezolute’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.

Rezolute Contacts:

Christen Baglaneas

cbaglaneas@rezolutebio.com

508-272-6717

Carrie McKim

cmckim@rezolutebio.com

336-608-9706

Rezolute, Inc.

Condensed Consolidated Financial Statements Data

(in thousands, except per share data)

	Three Months Ended
	September 30,
	2025	2024
Condensed Consolidated Statements of Operations Data:

Operating expenses:
Research and development	$13,149	$12,754
General and administrative	6,668	4,187
Total operating expenses	19,817	16,941
Loss from operations	(19,817)	(16,941)
Non-operating income (expenses), net	1,667	1,563
Net loss	$(18,150)	$(15,378)

Basic and diluted net loss per common share	$(0.18)	$(0.22)

Shares used to compute basic and diluted net loss per common share	103,423	69,736

	September 30,	June 30,
	2025	2025
Condensed Consolidated Balance Sheets Data:
Cash and cash equivalents	$9,098	$94,107
Investments in marketable debt securities	143,096	73,751
Working capital	144,499	159,233
Total assets	158,664	175,490
Accumulated deficit	(422,006)	(403,856)
Total stockholders’ equity	147,168	162,127